Exhibit 99.1

Apple Hospitality REIT Reports Results of Operations for First Quarter 2025

RICHMOND, Va. (May 1, 2025) – Apple Hospitality REIT, Inc. (NYSE: APLE) (the “Company” or “Apple Hospitality”) today announced results of operations for the first quarter ended March 31, 2025.

Apple Hospitality REIT, Inc.

Selected Statistical and Financial Data

As of and For the Three Months Ended March 31

(Unaudited) (in thousands, except statistical and per share amounts)(1)

	Three Months Ended
	March 31,
	2025	2024	% Change

Net income	$31,221	$54,050	(42.2%)
Net income per share	$0.13	$0.22	(40.9%)

Operating income	$50,859	$71,615	(29.0%)
Operating margin %	15.5%	21.7%	(620 bps)

Adjusted EBITDAre	$95,378	$100,810	(5.4%)
Comparable Hotels Adjusted Hotel EBITDA	$104,866	$110,853	(5.4%)
Comparable Hotels Adjusted Hotel EBITDA Margin %	32.3%	34.1%	(180 bps)
Modified funds from operations (MFFO)	$75,739	$83,240	(9.0%)
MFFO per share	$0.32	$0.34	(5.9%)

Average Daily Rate (ADR) (Actual)	$156.24	$153.18	2.0%
Occupancy (Actual)	71.1%	72.0%	(1.3%)
Revenue Per Available Room (RevPAR) (Actual)	$111.04	$110.25	0.7%

Comparable Hotels ADR	$156.56	$155.05	1.0%
Comparable Hotels Occupancy	71.1%	72.2%	(1.5%)
Comparable Hotels RevPAR	$111.36	$111.97	(0.5%)

Distributions paid	$69,615	$70,156	(0.8%)
Distributions paid per share	$0.29	$0.29	0.0%

Cash and cash equivalents	$14,917
Total debt outstanding	$1,540,266
Total debt outstanding, net of cash and cash equivalents	$1,525,349
Total debt outstanding, net of cash and cash equivalents, to total capitalization (2)	33.1%

(1)
Explanations of and reconciliations to net income determined in accordance with generally accepted accounting principles (“GAAP”) of non-GAAP financial measures, Adjusted EBITDAre, Comparable Hotels Adjusted Hotel EBITDA and MFFO, are included below.
(2)
Total debt outstanding, net of cash and cash equivalents ("net total debt outstanding"), divided by net total debt outstanding plus equity market capitalization based on the Company’s closing share price of $12.91 on March 31, 2025.

Comparable Hotels is defined as the 218 hotels owned and held for use by the Company as of March 31, 2025, and excludes one non-hotel property. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Justin Knight, Chief Executive Officer of Apple Hospitality, commented, “Although a variety of factors weighed on hotel performance during the first quarter of this year and Comparable Hotels RevPAR modestly declined 0.5% compared to the first quarter of 2024, demand remained steady across our portfolio, supporting continued strength in absolute occupancy and rate. We entered 2025 anticipating the potential for a broad range of possible macroeconomic scenarios, as with any change in administration, and were prepared to adjust operational and capital allocation priorities accordingly. In recent months, our corporate team, together with our third-party management companies, has been working to optimize the mix of business at our hotels in response to changes in government-related demand in some of our markets and to maximize profitability in the current environment.

“We are disciplined in our approach to capital allocation and portfolio management, seeking opportunities that refine and enhance our existing portfolio, drive earnings per share and maximize long-term value for our shareholders," said Mr. Knight. "During the quarter, we completed the sale of two hotels for a combined gross sales price of $21 million and contracted for the sale of one of our remaining noncore, full-service assets, the Houston Marriott Energy Corridor, for $16 million. Additionally, we are excited to announce the pending acquisition of the Homewood Suites Tampa Brandon which represents a unique opportunity in the current environment. The asset, which sits adjacent to our Embassy Suites Tampa Brandon, was offered for sale by the loan servicer and the $19 million purchase price represents a strong double-digit going-in-yield on in-place cash flow with additional upside potential through operational synergies and our planned renovation. As we seek to maximize returns on allocated capital, we evaluate acquisition opportunities relative to the returns we are able to achieve through the purchase of our own shares. Since the beginning of the year, we have repurchased approximately 2.4 million of our common shares for a total of $32 million. Should our stock continue to trade at a meaningful discount to values we can achieve in private market transactions, we anticipate we will opportunistically sell assets and redeploy proceeds primarily into additional share repurchases. As we have demonstrated over our long history in the lodging industry, we will continue to monitor the market and adjust our focus appropriately as conditions change. We are confident opportunistic transactions like these will further drive long-term value for our shareholders."

Mr. Knight continued, “We have tested and refined our differentiated strategy across multiple economic cycles, intentionally choosing to invest in high quality hotels that operate efficiently, produce strong cash flow, provide our guests with a compelling value proposition, and appeal to a broad set of business and leisure customers. With the strength of our broadly diversified portfolio, the overall stability of our business, our low leverage and the depth of our team, we are confident we are well positioned for any macroeconomic environment.”

Hotel Portfolio Overview

As of March 31, 2025, Apple Hospitality owned 219 hotels, including one hotel classified as held for sale, with an aggregate of 29,558 guest rooms located in 84 markets throughout 37 states and the District of Columbia.

First Quarter 2025 Highlights

•
Operating performance: For the first quarter 2025, the Company achieved Comparable Hotels ADR of approximately $157, up 1.0% as compared to the first quarter 2024; Comparable Hotels Occupancy of 71%, down 1.5% as compared to the first quarter 2024; and Comparable Hotels RevPAR of $111, down 0.5% as compared to the first quarter 2024. Comparable Hotels Occupancy and RevPAR exceeded industry averages as reported by STR for the first quarter 2025. Based on preliminary results for the month of April 2025, Comparable Hotels RevPAR declined by approximately 3.5%, as compared to the month of April 2024, with year-over-year growth in rate and occupancy following the negative impact of the shift in timing of the Easter holiday.

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•
Bottom-line performance: The Company achieved Comparable Hotels Adjusted Hotel EBITDA of approximately $105 million for the first quarter 2025, down 5.4% as compared to the first quarter 2024. Comparable Hotels Adjusted Hotel EBITDA Margin was approximately 32.3% for the first quarter 2025, down 180 bps as compared to the first quarter 2024. The Company achieved Adjusted EBITDAre of approximately $95 million for the first quarter 2025, down 5.4% as compared to the first quarter 2024. The Company achieved MFFO of approximately $76 million for the first quarter 2025, down 9.0% as compared to the first quarter 2024.
•
Transactional activity: As previously announced, during the first quarter 2025, the Company sold two hotels for a combined gross sales price of approximately $21.0 million, resulting in a combined gain on the sales of approximately $3.6 million. The Company currently has one additional hotel under contract for sale for a gross sales price of approximately $16.0 million and two hotels under contract for purchase for an anticipated total combined purchase price of approximately $117.0 million.
•
Capital markets: During the three months ended March 31, 2025, the Company purchased, under its Share Repurchase Program, approximately 1.9 million of its common shares at a weighted-average market purchase price of approximately $13.61 per common share, for an aggregate purchase price of approximately $26.3 million. During April 2025, the Company purchased, under its Share Repurchase Program, approximately 0.5 million of its common shares, at a weighted-average market purchase price of approximately $12.18 per common share, for an aggregate purchase price of approximately $6.0 million.
•
Balance sheet: The Company has maintained the strength and flexibility of its balance sheet. At March 31, 2025, the Company’s total debt to total capitalization, net of cash and cash equivalents, was approximately 33%.
•
Monthly distributions: During the three months ended March 31, 2025, the Company paid distributions totaling $0.29 per common share, including a special cash distribution of $0.05 per common share, that was paid on January 15, 2025, to shareholders of record as of December 31, 2024. Based on the Company’s common stock closing price of $11.85 on April 29, 2025, the current annualized regular monthly cash distribution of $0.96 per common share represents an annual yield of approximately 8.1%.

The Company is providing monthly performance detail for its Comparable Hotels with comparisons to the respective periods of 2024. The following table highlights the Company’s Comparable Hotels monthly performance during the first quarter 2025 as compared to the first quarter 2024 (in thousands, except statistical data):

									% Change
	January	February	March		January	February	March		January	February	March
	2025	2025	2025	Q1 2025	2024	2024	2024	Q1 2024	2024	2024	2024	Q1 2024
ADR (Comparable Hotels)	$147.87	$159.11	$161.59	$156.56	$145.27	$155.71	$162.59	$155.05	1.8%	2.2%	(0.6%)	1.0%
Occupancy (Comparable Hotels)	63.7%	73.3%	76.6%	71.1%	64.7%	74.2%	78.0%	72.2%	(1.5%)	(1.2%)	(1.8%)	(1.5%)
RevPAR (Comparable Hotels)	$94.22	$116.66	$123.72	$111.36	$93.92	$115.46	$126.75	$111.97	0.3%	1.0%	(2.4%)	(0.5%)
Operating income (Actual)	$3,624	$16,254	$30,981	$50,859	$4,834	$34,344	$32,437	$71,615	(25.0%)	(52.7%)	(4.5%)	(29.0%)
Adjusted Hotel EBITDA (Actual) (1)	$23,209	$35,753	$46,303	$105,265	$23,736	$36,818	$49,239	$109,793	(2.2%)	(2.9%)	(6.0%)	(4.1%)
Comparable Hotels Adjusted Hotel EBITDA (2)	$23,255	$35,558	$46,053	$104,866	$23,868	$36,900	$50,085	$110,853	(2.6%)	(3.6%)	(8.1%)	(5.4%)

(1)
See explanation and reconciliation of Adjusted Hotel EBITDA to net income included below.
(2)
See explanation and reconciliation of Comparable Hotels Adjusted Hotel EBITDA to Adjusted Hotel EBITDA included below.

Comparable Hotels is defined as the 218 hotels owned and held for use by the Company as of March 31, 2025, and excludes one non-hotel property. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

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Portfolio Activity

Contracts for Potential Acquisitions

The Company currently has two hotels under contract for purchase for a combined total anticipated purchase price of approximately $117.0 million. The hotels currently under contract for purchase include:

•
The 126-room Homewood Suites by Hilton Tampa Brandon for a total purchase price of approximately $18.8 million, which the Company anticipates acquiring in June 2025.
•
A Motto by Hilton that is under development in downtown Nashville, Tennessee, for an anticipated total purchase price of approximately $98.2 million with an expected 260 rooms, which the Company anticipates acquiring in late 2025 following completion of construction.

There are many conditions to closing on these hotels that have not yet been satisfied, and there can be no assurance that closings on these hotels will occur under the outstanding purchase contracts.

Dispositions

As previously announced, during the three months ended March 31, 2025, the Company sold two hotels in two separate transactions for a combined gross sales price of approximately $21.0 million, resulting in a combined gain on the sales of approximately $3.6 million. The hotels sold include:

•
In February 2025, the Company sold the 76-room Homewood Suites by Hilton Chattanooga-Hamilton Place for a gross sales price of approximately $8.3 million.
•
In March 2025, the Company sold the 130-room SpringHill Suites by Marriott Indianapolis Fishers for a gross sales price of approximately $12.7 million. The Company expects to use a portion of the net proceeds from the sale of this hotel to complete a 1031 exchange with future acquisitions, which is expected to result in the deferral of taxable gains of approximately $2.4 million.

Contract for Potential Disposition

In March 2025, the Company entered into a contract for the sale of its 206-room Houston Marriott Energy Corridor for a gross sales price of approximately $16.0 million. The Company expects to complete the sale of the hotel in the third quarter 2025. There are many conditions to closing on the sale of this hotel that have not yet been satisfied, and there can be no assurance that a closing on the sale of this hotel will occur under the outstanding sale agreement.

New York Independent Boutique Hotel

The Company's independent boutique hotel in New York, New York (the "non-hotel property") was previously leased to a third-party hotel operator, and as of March 31, 2025, excluded from the Company's hotel and guest room counts. As a result of the third-party hotel operator's failure to make lease payments, in 2024, the Company commenced legal proceedings to remove the third-party hotel operator from possession of the non-hotel property. In April 2025, the Company and the third-party hotel operator entered into an agreement to mutually release all claims, to terminate the lease, and for the third-party hotel operator to voluntarily surrender possession of the non-hotel property. On April 4, 2025, the Company recovered possession of the non-hotel property and reinstated operations of the hotel's 209 guest rooms through a third-party manager engaged by the Company.

Capital Improvements

Apple Hospitality consistently reinvests in its hotels to maintain and enhance each property’s relevance and competitive position within its respective market. During the three months ended March 31, 2025, the Company invested approximately $20 million in capital expenditures. The Company anticipates investing approximately $80 million to $90 million in capital improvements during 2025, which includes comprehensive renovation projects for approximately 20

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hotels, however, inflationary pressures, supply chain shortages or tariffs, among other issues, may result in increased costs and delays for anticipated projects.

Balance Sheet and Liquidity

As of March 31, 2025, the Company had approximately $1.5 billion of total outstanding debt with a current combined weighted-average interest rate of approximately 4.8%, cash on hand of approximately $15 million and availability under its revolving credit facility of approximately $500 million. Excluding unamortized debt issuance costs and fair value adjustments, the Company’s total outstanding debt as of March 31, 2025, was comprised of approximately $252 million in property-level debt secured by 14 hotels and approximately $1.3 billion outstanding under its unsecured credit facilities. In April 2025, the Company repaid in full one secured mortgage loan, for a total of approximately $7 million, bringing the number of unencumbered hotels in the Company’s portfolio as of April 30, 2025, to 207. The Company’s total debt to total capitalization, net of cash and cash equivalents at March 31, 2025, was approximately 33%, which provides Apple Hospitality with financial flexibility to fund capital requirements and pursue opportunities in the marketplace. As of March 31, 2025, the Company’s weighted-average debt maturities were approximately two years.

Capital Markets

Share Repurchase Program

The Company has in place a Share Repurchase Program that provides for share repurchases in open market transactions. During the three months ended March 31, 2025, the Company purchased, under its Share Repurchase Program, approximately 1.9 million common shares at a weighted-average market purchase price of approximately $13.61 per common share, for an aggregate purchase price of approximately $26.3 million. Subsequent to the end of the first quarter 2025, the Company purchased, under its Share Repurchase Program, an additional 0.5 million of its common shares, bringing the total shares purchased year to date through April 30, 2025, to approximately 2.4 million common shares at a weighted-average market purchase price of approximately $13.32 per common share, for an aggregate purchase price of approximately $32.3 million. As of April 30, 2025, the Company had approximately $268.5 million remaining under its Share Repurchase Program for the repurchase of shares.

ATM Program

The Company also has in place an at-the-market offering program (the “ATM Program”). As of March 31, 2025, the Company had $500 million remaining under its ATM Program for the issuance of shares. No shares were sold under the ATM Program during the three months ended March 31, 2025.

Shareholder Distributions

During the three months ended March 31, 2025, the Company paid distributions totaling $0.29 per common share, including a special cash distribution of $0.05 per common share, that was paid on January 15, 2025, to shareholders of record as of December 31, 2024. Based on the Company’s common stock closing price of $11.85 on April 29, 2025, the current annualized regular monthly cash distribution of $0.96 per common share represents an annual yield of approximately 8.1%. While the Company currently expects monthly distributions to continue, each distribution is subject to approval by the Company’s Board of Directors. The Company’s Board of Directors, in consultation with management, will continue to monitor the Company’s distribution rate and timing relative to the performance of its hotels, capital improvement needs, varying economic cycles, acquisitions, dispositions, other cash requirements and the Company’s REIT status for federal income tax purposes, and may make adjustments as it deems appropriate.

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Updated 2025 Outlook

Based on first quarter 2025 performance and reflective of a slight pullback in future bookings primarily attributable to greater macroeconomic uncertainty, the Company is updating its operational and financial outlook for 2025. This outlook, which is based on management’s current view of both operating and economic fundamentals of the Company's existing portfolio of hotels, does not take into account any unanticipated developments in its business or changes in its operating environment, nor does it take into account any unannounced hotel acquisitions or dispositions. As compared to the midpoint of previously provided 2025 guidance, the Company is decreasing Net Income by $6.5 million, decreasing Comparable Hotels RevPAR Change by 200 bps, decreasing Comparable Hotels Adjusted Hotel EBITDA Margin % by 50 bps, and decreasing Adjusted EBITDAre by $14 million. Comparable Hotels RevPAR Change guidance, which is the change in Comparable Hotels RevPAR in 2025 compared to 2024, and Comparable Hotels Adjusted Hotel EBITDA Margin % guidance include properties acquired and announced for acquisition by year-end 2025 as if the hotels were owned as of January 1, 2024, exclude completed dispositions since January 1, 2024, exclude announced dispositions anticipated to close by year-end 2025, and exclude one non-hotel property. Results for periods prior to the Company’s ownership are not included in the Company’s actual Consolidated Financial Statements, are based on information from the prior owner of each hotel, and have not been audited or adjusted. For the full year 2025, the Company anticipates its 2025 results will be in the following range:

	Updated 2025 Guidance(1)
	Low-End	High-End
Net income	$167 Million	$195 Million
Comparable Hotels RevPAR Change	(1.0%)	1.0%
Comparable Hotels Adjusted Hotel EBITDA Margin %	33.7%	34.7%
Adjusted EBITDAre	$433 Million	$457 Million
Capital expenditures	$80 Million	$90 Million

(1)
Explanations of and reconciliations to net income guidance of Adjusted EBITDAre and Comparable Hotels Adjusted Hotel EBITDA guidance are included below.

First Quarter 2025 Earnings Conference Call

The Company will host a quarterly conference call for investors and interested parties at 10 a.m. Eastern Time on Friday, May 2, 2025. The conference call will be accessible by telephone and the internet. To access the call, participants from within the U.S. should dial 877-407-9039, and participants from outside the U.S. should dial 201-689-8470. Participants may also access the call via live webcast by visiting the Investor Information section of the Company's website at ir.applehospitalityreit.com. A replay of the call will be available from approximately 2 p.m. Eastern Time on May 2, 2025, through 11:59 p.m. Eastern Time on May 16, 2025. To access the replay, the domestic dial-in number is 844-512-2921, the international dial-in number is 412-317-6671, and the passcode is 13752359. The archive of the webcast will be available on the Company's website for a limited time.

About Apple Hospitality REIT, Inc.

Apple Hospitality REIT, Inc. (NYSE: APLE) is a publicly traded real estate investment trust (“REIT”) that owns one of the largest and most diverse portfolios of upscale, rooms-focused hotels in the United States. Apple Hospitality’s portfolio consists of 220 hotels with approximately 29,800 guest rooms located in 85 markets throughout 37 states and the District of Columbia. Concentrated with industry-leading brands, the Company’s hotel portfolio consists of 97 Marriott-branded hotels, 117 Hilton-branded hotels, five Hyatt-branded hotels and one independent hotel. For more information, please visit www.applehospitalityreit.com.

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Apple Hospitality REIT Non-GAAP Financial Measures

The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its operating performance: Funds from Operations (“FFO”); Modified FFO (“MFFO”); Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”); Earnings Before Interest, Income Taxes, Depreciation and Amortization for Real Estate (“EBITDAre”); Adjusted EBITDAre; Adjusted Hotel EBITDA; Comparable Hotels Adjusted Hotel EBITDA; and Same Store Hotels Adjusted Hotel EBITDA. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income (loss), cash flow from operations or any other operating GAAP measure. FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA are not necessarily indicative of funds available to fund the Company’s cash needs, including its ability to make cash distributions. Although FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as calculated by the Company, may not be comparable to FFO, MFFO, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA, Comparable Hotels Adjusted Hotel EBITDA and Same Store Hotels Adjusted Hotel EBITDA, as reported by other companies that do not define such terms exactly as the Company defines such terms, the Company believes these supplemental measures are useful to investors when comparing the Company’s results between periods and with other REITs. Reconciliations of these non-GAAP financial measures to net income (loss) are provided in the following pages.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are typically identified by use of statements that include phrases such as “may,” “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “target,” “goal,” “plan,” “should,” “will,” “predict,” “potential,” “outlook,” “strategy,” and similar expressions that convey the uncertainty of future events or outcomes. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements.

Such factors include, but are not limited to, the ability of the Company to effectively acquire and dispose of properties and redeploy proceeds; the anticipated timing and frequency of shareholder distributions; the ability of the Company to fund capital obligations; the ability of the Company to successfully integrate pending transactions and implement its operating strategy; changes in general political, economic and competitive conditions and specific market conditions (including the potential effects of tariffs, inflation or a recessionary environment); reduced business and leisure travel due to geopolitical uncertainty, including terrorism and acts of war; travel-related health concerns, including widespread outbreaks of infectious or contagious diseases in the U.S.; inclement weather conditions, including natural disasters such as hurricanes, earthquakes and wildfires; government shutdowns, airline strikes or equipment failures, or other disruptions; adverse changes in the real estate and real estate capital markets; financing risks; changes in interest rates; litigation risks; regulatory proceedings or inquiries; and changes in laws or regulations or interpretations of current laws and regulations that impact the Company’s business, assets or classification as a REIT. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this press release will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will

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be achieved. In addition, the Company’s qualification as a REIT involves the application of highly technical and complex provisions of the Internal Revenue Code of 1986, as amended. Readers should carefully review the risk factors described in the Company’s filings with the Securities and Exchange Commission, including but not limited to those discussed in the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Any forward-looking statement that the Company makes speaks only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements or cautionary factors, as a result of new information, future events, or otherwise, except as required by law.

Contact:

Apple Hospitality REIT, Inc.

Kelly Clarke, Vice President, Investor Relations

804-727-6321

kclarke@applereit.com

For additional information or to receive press releases by email, visit www.applehospitalityreit.com.

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Apple Hospitality REIT, Inc.

Consolidated Balance Sheets

(in thousands, except share data)

	March 31,	December 31,
	2025	2024
	(unaudited)
Assets
Investment in real estate, net of accumulated depreciation and amortization of $1,849,324 and $1,821,344, respectively	$4,781,136	$4,820,748
Assets held for sale	11,190	17,015
Cash and cash equivalents	14,917	10,253
Restricted cash-furniture, fixtures and other escrows	35,185	33,814
Due from third-party managers, net	58,980	34,522
Other assets, net	46,770	53,568
Total Assets	$4,948,178	$4,969,920

Liabilities
Debt, net	$1,535,396	$1,471,452
Finance lease liabilities	111,481	111,585
Accounts payable and other liabilities	88,481	121,024
Total Liabilities	1,735,358	1,704,061

Shareholders' Equity
Preferred stock, authorized 30,000,000 shares; none issued and outstanding	-	-
Common stock, no par value, authorized 800,000,000 shares; issued and outstanding 238,408,327 and 239,765,905 shares, respectively	4,751,358	4,771,005
Accumulated other comprehensive income	8,553	15,587
Accumulated distributions greater than net income	(1,547,091)	(1,520,733)
Total Shareholders' Equity	3,212,820	3,265,859

Total Liabilities and Shareholders' Equity	$4,948,178	$4,969,920

Note: The Consolidated Balance Sheets and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

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Apple Hospitality REIT, Inc.

Consolidated Statements of Operations and Comprehensive Income

(Unaudited)

(in thousands, except per share data)

	Three Months Ended
	March 31,
	2025	2024
Revenues:
Room	$296,864	$298,746
Food and beverage	15,511	15,062
Other	15,327	15,704
Total revenue	327,702	329,512

Expenses:
Hotel operating expense:
Operating	84,510	83,796
Hotel administrative	29,673	29,752
Sales and marketing	30,286	29,839
Utilities	12,479	11,519
Repair and maintenance	17,142	16,842
Franchise fees	14,553	14,754
Management fees	11,227	10,762
Total hotel operating expense	199,870	197,264
Property taxes, insurance and other	23,361	20,992
General and administrative	9,228	10,584
Depreciation and amortization	47,941	46,823
Total expense	280,400	275,663

Gain on sale of real estate	3,557	17,766

Operating income	50,859	71,615

Interest and other expense, net	(19,397)	(17,309)

Income before income taxes	31,462	54,306

Income tax expense	(241)	(256)

Net income	$31,221	$54,050

Other comprehensive income (loss):
Interest rate derivatives	(7,034)	3,708

Comprehensive income	$24,187	$57,758

Basic and diluted net income per common share	$0.13	$0.22

Weighted average common shares outstanding - basic and diluted	240,067	242,408

Note: The Consolidated Statements of Operations and Comprehensive Income and corresponding footnotes can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	March 31,
			% Change
	2025	2024	2024
Operating income (Actual)	$50,859	$71,615	(29.0%)
Operating margin % (Actual)	15.5%	21.7%	(620 bps)

Comparable Hotels Total Revenue	$324,262	$325,427	(0.4%)
Comparable Hotels Total Operating Expenses	219,396	214,574	2.2%
Comparable Hotels Adjusted Hotel EBITDA	$104,866	$110,853	(5.4%)
Comparable Hotels Adjusted Hotel EBITDA Margin %	32.3%	34.1%	(180 bps)

ADR (Comparable Hotels)	$156.56	$155.05	1.0%
Occupancy (Comparable Hotels)	71.1%	72.2%	(1.5%)
RevPAR (Comparable Hotels)	$111.36	$111.97	(0.5%)

ADR (Actual)	$156.24	$153.18	2.0%
Occupancy (Actual)	71.1%	72.0%	(1.3%)
RevPAR (Actual)	$111.04	$110.25	0.7%

Reconciliation to Actual Results

Total Revenue (Actual)	$327,702	$329,512
Revenue from acquisitions prior to ownership	-	4,775
Revenue from dispositions/assets held for sale	(3,054)	(6,817)
Revenue from non-hotel property	(386)	(2,043)
Comparable Hotels Total Revenue	$324,262	$325,427

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$105,265	$109,793
AHEBITDA from acquisitions prior to ownership	-	1,882
AHEBITDA from dispositions/assets held for sale	(399)	(822)
Comparable Hotels AHEBITDA	$104,866	$110,853

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from the non-hotel property starting in the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.

Note: Comparable Hotels is defined as the 218 hotels owned and held for use by the Company as of March 31, 2025, and excludes the non-hotel property. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 11

Apple Hospitality REIT, Inc.

Comparable Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2024				2025
	Q1	Q2	Q3	Q4	Q1
Operating income (Actual)	$71,615	$93,515	$77,726	$49,903	$50,859
Operating margin % (Actual)	21.7%	24.0%	20.5%	15.0%	15.5%

Comparable Hotels Total Revenue	$325,427	$380,446	$372,579	$327,243	$324,262
Comparable Hotels Total Operating Expenses	214,574	230,496	234,332	219,167	219,396
Comparable Hotels Adjusted Hotel EBITDA	$110,853	$149,950	$138,247	$108,076	$104,866
Comparable Hotels Adjusted Hotel EBITDA Margin %	34.1%	39.4%	37.1%	33.0%	32.3%

ADR (Comparable Hotels)	$155.05	$163.85	$163.53	$153.08	$156.56
Occupancy (Comparable Hotels)	72.2%	79.9%	77.1%	71.4%	71.1%
RevPAR (Comparable Hotels)	$111.97	$130.97	$126.06	$109.30	$111.36

ADR (Actual)	$153.18	$162.98	$162.57	$152.39	$156.24
Occupancy (Actual)	72.0%	79.8%	77.0%	71.4%	71.1%
RevPAR (Actual)	$110.25	$130.07	$125.10	$108.75	$111.04

Reconciliation to Actual Results

Total Revenue (Actual)	$329,512	$390,077	$378,843	$333,036	$327,702
Revenue from acquisitions prior to ownership	4,775	-	-	-	-
Revenue from dispositions/assets held for sale	(6,817)	(7,128)	(6,043)	(5,398)	(3,054)
Revenue from non-hotel property	(2,043)	(2,503)	(221)	(395)	(386)
Comparable Hotels Total Revenue	$325,427	$380,446	$372,579	$327,243	$324,262

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$109,793	$151,680	$139,088	$108,983	$105,265
AHEBITDA from acquisitions prior to ownership	1,882	-	-	-	-
AHEBITDA from dispositions/assets held for sale	(822)	(1,730)	(841)	(907)	(399)
Comparable Hotels AHEBITDA	$110,853	$149,950	$138,247	$108,076	$104,866

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from the non-hotel property starting in the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.

Note: Comparable Hotels is defined as the 218 hotels owned and held for use by the Company as of March 31, 2025, and excludes the non-hotel property. For hotels acquired during the periods noted, the Company has included, as applicable, results of those hotels for periods prior to the Company's ownership, and for dispositions and assets held for sale, results have been excluded for the Company's period of ownership. Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 12

Apple Hospitality REIT, Inc.

Same Store Hotels Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	Three Months Ended
	March 31,
			% Change
	2025	2024	2024
Operating income (Actual)	$50,859	$71,615	(29.0%)
Operating margin % (Actual)	15.5%	21.7%	(620 bps)

Same Store Hotels Total Revenue	$317,343	$320,161	(0.9%)
Same Store Hotels Total Operating Expenses	214,168	211,480	1.3%
Same Store Hotels Adjusted Hotel EBITDA	$103,175	$108,681	(5.1%)
Same Store Hotels Adjusted Hotel EBITDA Margin %	32.5%	33.9%	(140 bps)

ADR (Same Store Hotels)	$155.69	$154.12	1.0%
Occupancy (Same Store Hotels)	71.3%	72.1%	(1.1%)
RevPAR (Same Store Hotels)	$111.07	$111.18	(0.1%)

ADR (Actual)	$156.24	$153.18	2.0%
Occupancy (Actual)	71.1%	72.0%	(1.3%)
RevPAR (Actual)	$111.04	$110.25	0.7%

Reconciliation to Actual Results

Total Revenue (Actual)	$327,702	$329,512
Revenue from acquisitions	(6,919)	(491)
Revenue from dispositions/assets held for sale	(3,054)	(6,817)
Revenue from non-hotel property	(386)	(2,043)
Same Store Hotels Total Revenue	$317,343	$320,161

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$105,265	$109,793
AHEBITDA from acquisitions	(1,691)	(290)
AHEBITDA from dispositions/assets held for sale	(399)	(822)
Same Store Hotels AHEBITDA	$103,175	$108,681

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from the non-hotel property starting in the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.

Note: Same Store Hotels is defined as the 216 hotels owned and held for use by the Company as of January 1, 2024, and during the entirety of the periods being compared, and excludes the non-hotel property. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 13

Apple Hospitality REIT, Inc.

Same Store Hotels Quarterly Operating Metrics and Statistical Data

(Unaudited)

(in thousands, except statistical data)

	2024				2025
	Q1	Q2	Q3	Q4	Q1
Operating income (Actual)	$71,615	$93,515	$77,726	$49,903	$50,859
Operating margin % (Actual)	21.7%	24.0%	20.5%	15.0%	15.5%

Same Store Hotels Total Revenue	$320,161	$373,192	$363,519	$319,366	$317,343
Same Store Hotels Total Operating Expenses	211,480	226,785	228,512	213,482	214,168
Same Store Hotels Adjusted Hotel EBITDA	$108,681	$146,407	$135,007	$105,884	$103,175
Same Store Hotels Adjusted Hotel EBITDA Margin %	33.9%	39.2%	37.1%	33.2%	32.5%

ADR (Same Store Hotels)	$154.12	$162.52	$162.51	$151.93	$155.69
Occupancy (Same Store Hotels)	72.1%	79.9%	77.2%	71.6%	71.3%
RevPAR (Same Store Hotels)	$111.18	$129.87	$125.38	$108.73	$111.07

ADR (Actual)	$153.18	$162.98	$162.57	$152.39	$156.24
Occupancy (Actual)	72.0%	79.8%	77.0%	71.4%	71.1%
RevPAR (Actual)	$110.25	$130.07	$125.10	$108.75	$111.04

Reconciliation to Actual Results

Total Revenue (Actual)	$329,512	$390,077	$378,843	$333,036	$327,702
Revenue from acquisitions	(491)	(7,254)	(9,060)	(7,877)	(6,919)
Revenue from dispositions/assets held for sale	(6,817)	(7,128)	(6,043)	(5,398)	(3,054)
Revenue from non-hotel property	(2,043)	(2,503)	(221)	(395)	(386)
Same Store Hotels Total Revenue	$320,161	$373,192	$363,519	$319,366	$317,343

Adjusted Hotel EBITDA (AHEBITDA) (Actual) (1)	$109,793	$151,680	$139,088	$108,983	$105,265
AHEBITDA from acquisitions	(290)	(3,543)	(3,240)	(2,192)	(1,691)
AHEBITDA from dispositions/assets held for sale	(822)	(1,730)	(841)	(907)	(399)
Same Store Hotels AHEBITDA	$108,681	$146,407	$135,007	$105,884	$103,175

(1)
Represents the Company's actual Adjusted Hotel EBITDA which excludes Adjusted EBITDAre from the non-hotel property starting in the second half of 2023, subsequent to its lease to a third-party hotel operator for all hotel operations.

Note: Same Store Hotels is defined as the 216 hotels owned and held for use by the Company as of January 1, 2024, and during the entirety of the periods being compared, and excludes the non-hotel property. This information has not been audited.

Reconciliation of net income to non-GAAP financial measures is included in the following pages.

Page | 14

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

EBITDA is a commonly used measure of performance in many industries and is defined as net income (loss) excluding interest, income taxes, depreciation and amortization. The Company believes EBITDA is useful to investors because it helps the Company and its investors evaluate the ongoing operating performance of the Company by removing the impact of its capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). In addition, certain covenants included in the agreements governing the Company’s indebtedness use EBITDA, as defined in the specific credit agreement, as a measure of financial compliance.

In addition to EBITDA, the Company also calculates and presents EBITDAre in accordance with standards established by the National Association of Real Estate Investment Trusts (“Nareit”), which defines EBITDAre as EBITDA, excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), plus real estate related impairments, and adjustments to reflect the entity’s share of EBITDAre of unconsolidated affiliates. The Company presents EBITDAre because it believes that it provides further useful information to investors in comparing its operating performance between periods and between REITs that report EBITDAre using the Nareit definition.

The Company also considers the exclusion of non-cash straight-line operating ground lease expense from EBITDAre useful, as this expense does not reflect the underlying performance of the related hotels (Adjusted EBITDAre).

The Company further excludes actual corporate-level general and administrative expense for the Company as well as Adjusted EBITDAre from the non-hotel property from Adjusted EBITDAre (Adjusted Hotel EBITDA) to isolate property-level operational performance over which the Company’s hotel operators have direct control. The Company believes Adjusted Hotel EBITDA provides useful supplemental information to investors regarding operating performance and it is used by management to measure the performance of the Company’s hotels and effectiveness of the operators of the hotels. In addition, Adjusted EBITDAre and Adjusted Hotel EBITDA are both components of key compensation measures of operational performance within the Company's 2025 incentive plan.

The following table reconciles the Company’s GAAP net income to EBITDA, EBITDAre, Adjusted EBITDAre and Adjusted Hotel EBITDA on a quarterly basis for 2024 and 2025:

	2024				2025
	Q1	Q2	Q3	Q4	Q1
Net income	$54,050	$73,931	$56,266	$29,817	$31,221
Depreciation and amortization	46,823	47,715	48,143	47,922	47,941
Amortization of favorable and unfavorable operating leases, net	102	102	102	102	102
Interest and other expense, net	17,309	19,370	21,217	19,852	19,397
Income tax expense	256	214	243	234	241
EBITDA	118,540	141,332	125,971	97,927	98,902
Gain on sale of real estate	(17,766)	(449)	-	(1,529)	(3,557)
Impairment of depreciable real estate	-	-	2,896	159	-
EBITDAre	100,774	140,883	128,867	96,557	95,345
Non-cash straight-line operating ground lease expense	36	33	33	33	33
Adjusted EBITDAre	100,810	140,916	128,900	96,590	95,378
General and administrative expense	10,584	11,065	9,190	11,703	9,228
Adjusted EBITDAre from non-hotel property (1)	(1,601)	(301)	998	690	659
Adjusted Hotel EBITDA	$109,793	$151,680	$139,088	$108,983	$105,265
(1)
Includes results of the non-hotel property subsequent to its lease to a third-party hotel operator for all hotel operations. This property's Adjusted EBITDAre results are not included in Adjusted Hotel EBITDA starting in the second half of 2023.

Page | 15

Apple Hospitality REIT, Inc.

Reconciliation of Net Income to FFO and MFFO

(Unaudited)

(in thousands)

The Company calculates and presents FFO in accordance with standards established by Nareit, which defines FFO as net income (loss) (computed in accordance with GAAP), excluding gains and losses from the sale of certain real estate assets (including gains and losses from change in control), extraordinary items as defined by GAAP, and the cumulative effect of changes in accounting principles, plus real estate related depreciation, amortization and impairments, and adjustments for unconsolidated affiliates. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company further believes that by excluding the effects of these items, FFO is useful to investors in comparing its operating performance between periods and between REITs that report FFO using the Nareit definition. FFO as presented by the Company is applicable only to its common shareholders, but does not represent an amount that accrues directly to common shareholders.

The Company calculates MFFO by further adjusting FFO for the exclusion of amortization of finance ground lease assets, amortization of favorable and unfavorable operating leases, net and non-cash straight-line operating ground lease expense, as these expenses do not reflect the underlying performance of the related hotels. The Company presents MFFO when evaluating its performance because it believes that it provides further useful supplemental information to investors regarding its ongoing operating performance. In addition, MFFO is a component of a key compensation measure of operational performance within the Company's 2025 incentive plan.

The following table reconciles the Company’s GAAP net income to FFO and MFFO for the three months ended March 31, 2025 and 2024:

	Three Months Ended March 31,
	2025	2024
Net income	$31,221	$54,050
Depreciation of real estate owned	47,181	46,059
Gain on sale of real estate	(3,557)	(17,766)
Funds from operations	74,845	82,343
Amortization of finance ground lease assets	759	759
Amortization of favorable and unfavorable operating leases, net	102	102
Non-cash straight-line operating ground lease expense	33	36
Modified funds from operations	$75,739	$83,240

Page | 16

Apple Hospitality REIT, Inc.

2025 Guidance Reconciliation of Net Income to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA

(Unaudited)

(in thousands)

The guidance of net income, EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA (and all other guidance given) are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although the Company believes the expectations reflected in the forecasts are based upon reasonable assumptions, there can be no assurance that the expectations will be achieved or that the results will not be materially different. Risks that may affect these assumptions and forecasts include, but are not limited to, the following: changes in political, economic, competitive and specific market conditions; the amount and timing of announced or future acquisitions and dispositions of hotel properties; the level of capital expenditures may change significantly, which will directly affect the level of depreciation expense, interest expense and net income; the amount and timing of debt repayments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving the Company's common stock may change based on market conditions; and other risks and uncertainties associated with the Company's business described herein and in filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-K for the year ended December 31, 2024.

The following table reconciles the Company’s GAAP net income guidance to EBITDA, EBITDAre, Adjusted EBITDAre, Adjusted Hotel EBITDA and Comparable Hotels Adjusted Hotel EBITDA guidance for the year ending December 31, 2025:

	Year Ending December 31, 2025
	Low-End	High-End
Net income	$166,534	$194,834
Depreciation and amortization	191,000	188,000
Amortization of favorable and unfavorable leases, net	408	408
Interest and other expense, net	82,000	80,000
Income tax expense	800	1,200
EBITDA	$440,742	$464,442
Gain on sale of real estate	(8,067)	(8,067)
EBITDAre	$432,675	$456,375
Non-cash straight-line operating ground lease expense	126	126
Adjusted EBITDAre	$432,801	$456,501
General and administrative expense	36,500	41,500
AEBITDAre from non-hotel property (1)	2,000	(2,000)
Adjusted Hotel EBITDA	$471,301	$496,001
AHEBITDA from acquisitions prior to ownership (2)	1,147	1,147
AHEBITDA from dispositions/assets held for sale (3)	(848)	(848)
Comparable Hotels Adjusted Hotel EBITDA	$471,600	$496,300

(1)
Represents Adjusted EBITDAre from the non-hotel property.
(2)
Results for periods prior to the Company's ownership have not been included in the Company's actual Consolidated Financial Statements and are included only for comparison purposes. Results included for periods prior to the Company's ownership are based on information from the prior owner of each hotel and have not been audited or adjusted.
(3)
Represents AHEBITDA from two hotels prior to their disposition in the first quarter 2025 and AHEBITDA from one hotel classified as held for sale as of March 31, 2025.

Page | 17

Apple Hospitality REIT, Inc.

Debt Summary

(Unaudited)

($ in thousands)

March 31, 2025

	April 1 - December 31, 2025	2026	2027	2028	2029	Thereafter	Total	Fair Market Value
Total debt:
Maturities	$293,001	$352,649	$278,602	$334,066	$162,294	$119,654	$1,540,266	$1,517,412
Average interest rates (1)	4.8%	4.9%	4.8%	4.4%	3.8%	3.6%

Variable-rate debt:
Maturities	$225,000	$278,000	$275,000	$300,000	$85,000	$-	$1,163,000	$1,164,946
Average interest rates (1)	5.0%	5.1%	5.1%	4.6%	3.3%	n/a

Fixed-rate debt:
Maturities	$68,001	$74,649	$3,602	$34,066	$77,294	$119,654	$377,266	$352,466
Average interest rates	4.0%	4.0%	4.1%	4.1%	3.9%	3.6%

(1)
The average interest rate gives effect to interest rate swaps, as applicable.

Note: See further information on the Company’s indebtedness in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2025.

Page | 18

Comparable Hotels Operating Metrics

A hotel's market and location meaningfully impact its performance. Beginning this quarter, the Company is providing Comparable Hotels Operating Metrics by market and location only. The Company believes that focusing on these two categories provides a more efficient and effective analysis of portfolio performance.

Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Market

Three Months Ended March 31

(Unaudited)

Top 30 Markets		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2025	Q1 2024	% Change	Q1 2025	Q1 2024	% Change	Q1 2025	Q1 2024	% Change	Q1 2025
Top 30 Markets
Phoenix, AZ	10	86.7%	88.1%	(1.6%)	$203.92	$206.66	(1.3%)	$176.85	$181.99	(2.8%)	11.6%
Los Angeles, CA	8	86.1%	79.9%	7.8%	$197.05	$176.86	11.4%	$169.70	$141.24	20.2%	7.0%
San Diego, CA	7	71.8%	74.2%	(3.2%)	$172.75	$177.69	(2.8%)	$124.05	$131.83	(5.9%)	4.8%
Salt Lake City/Ogden, UT	5	81.6%	77.4%	5.4%	$157.34	$151.10	4.1%	$128.42	$117.02	9.7%	4.6%
Orange County, CA	6	79.3%	75.1%	5.6%	$166.53	$166.37	0.1%	$132.08	$124.95	5.7%	3.9%
Melbourne, FL	3	89.9%	86.6%	3.8%	$224.47	$224.58	0.0%	$201.71	$194.59	3.7%	3.6%
Fort Worth/Arlington, TX	6	76.4%	80.9%	(5.6%)	$163.95	$158.79	3.2%	$125.34	$128.46	(2.4%)	3.5%
Washington, DC	5	70.6%	73.3%	(3.7%)	$184.17	$174.96	5.3%	$130.05	$128.28	1.4%	3.5%
Richmond/Petersburg, VA	3	72.8%	71.7%	1.5%	$201.30	$189.55	6.2%	$146.51	$135.90	7.8%	3.2%
Miami, FL	3	93.8%	92.9%	1.0%	$184.11	$190.61	(3.4%)	$172.65	$177.08	(2.5%)	2.7%
Seattle, WA	4	71.2%	77.9%	(8.6%)	$165.45	$172.35	(4.0%)	$117.82	$134.29	(12.3%)	2.3%
Las Vegas, NV	1	77.6%	76.1%	2.0%	$208.94	$238.08	(12.2%)	$162.06	$181.16	(10.5%)	2.3%
Fort Lauderdale, FL	2	90.7%	87.9%	3.2%	$197.43	$193.30	2.1%	$179.01	$170.01	5.3%	2.2%
Tucson, AZ	3	87.0%	91.1%	(4.5%)	$153.54	$160.43	(4.3%)	$133.65	$146.09	(8.5%)	2.1%
Orlando, FL	3	79.1%	81.9%	(3.4%)	$149.70	$147.70	1.4%	$118.39	$121.01	(2.2%)	1.9%
Alaska	2	82.5%	88.1%	(6.4%)	$198.30	$198.18	0.1%	$163.58	$174.65	(6.3%)	1.7%
Houston, TX	5	73.7%	71.3%	3.4%	$122.05	$116.96	4.4%	$89.93	$83.41	7.8%	1.7%
Nashville, TN	5	66.2%	75.5%	(12.3%)	$142.73	$146.81	(2.8%)	$94.42	$110.90	(14.9%)	1.7%
Dallas, TX	5	65.9%	67.0%	(1.6%)	$141.31	$141.42	(0.1%)	$93.07	$94.69	(1.7%)	1.7%
New Orleans, LA	1	75.0%	73.1%	2.6%	$262.02	$218.68	19.8%	$196.59	$159.96	22.9%	1.4%
Omaha, NE	4	64.1%	60.0%	6.8%	$119.34	$131.73	(9.4%)	$76.45	$78.99	(3.2%)	1.3%
Oklahoma City, OK	4	67.9%	74.3%	(8.6%)	$132.81	$127.97	3.8%	$90.20	$95.05	(5.1%)	1.3%
Alabama North	4	67.6%	74.1%	(8.8%)	$149.48	$151.05	(1.0%)	$101.06	$112.00	(9.8%)	1.3%
Atlanta, GA	3	64.4%	67.2%	(4.2%)	$184.73	$165.64	11.5%	$118.95	$111.24	6.9%	1.2%
Tampa, FL	1	88.7%	86.7%	2.3%	$235.87	$219.16	7.6%	$209.14	$189.98	10.1%	1.2%
Birmingham, AL	4	69.3%	70.1%	(1.1%)	$143.26	$139.89	2.4%	$99.34	$98.04	1.3%	1.2%
Austin, TX	6	72.9%	73.5%	(0.8%)	$114.18	$117.02	(2.4%)	$83.28	$85.97	(3.1%)	1.2%
Palm Beach , FL	1	95.4%	88.9%	7.3%	$184.13	$180.21	2.2%	$175.61	$160.13	9.7%	1.1%
Alabama South	4	68.3%	77.5%	(11.9%)	$124.18	$125.84	(1.3%)	$84.82	$97.57	(13.1%)	1.1%
Florida Panhandle	5	66.4%	68.6%	(3.2%)	$127.79	$131.50	(2.8%)	$84.86	$90.26	(6.0%)	1.1%
Top 30 Markets	123	76.2%	77.1%	(1.2%)	$169.09	$166.94	1.3%	$128.78	$128.67	0.1%	79.4%

All Other Markets	95	64.2%	65.4%	(1.8%)	$136.10	$135.33	0.6%	$87.37	$88.47	(1.2%)	20.6%

Total Portfolio	218	71.1%	72.2%	(1.5%)	$156.56	$155.05	1.0%	$111.36	$111.97	(0.5%)	100.0%

Note: Market categorization based on STR designation. Top 30 markets based on Comparable Hotels Adjusted Hotel EBITDA contribution.

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Apple Hospitality REIT, Inc.

Comparable Hotels Operating Metrics by Location

Three Months Ended March 31

(Unaudited)

Location		Occupancy			ADR			RevPAR			% of Adjusted Hotel EBITDA
	# of Hotels	Q1 2025	Q1 2024	% Change	Q1 2025	Q1 2024	% Change	Q1 2025	Q1 2024	% Change	Q1 2025
STR Location
Airport	20	80.4%	80.2%	0.2%	$154.23	$154.73	(0.3%)	$123.92	$124.12	(0.2%)	10.4%
Interstate	8	67.3%	68.8%	(2.2%)	$132.99	$136.71	(2.7%)	$89.52	$94.02	(4.8%)	1.7%
Resort	11	72.7%	74.3%	(2.2%)	$186.02	$189.26	(1.7%)	$135.17	$140.67	(3.9%)	8.5%
Small Metro/Town	3	77.1%	80.9%	(4.7%)	$122.50	$119.58	2.4%	$94.39	$96.78	(2.5%)	1.0%
Suburban	115	71.7%	71.4%	0.4%	$149.19	$146.84	1.6%	$106.95	$104.85	2.0%	44.5%
Urban	61	67.5%	70.7%	(4.5%)	$166.64	$164.20	1.5%	$112.45	$116.12	(3.2%)	33.9%

Total Portfolio	218	71.1%	72.2%	(1.5%)	$156.56	$155.05	1.0%	$111.36	$111.97	(0.5%)	100.0%

Note: Location categorization based on STR designation.

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